Exhibit 99.2

**For Immediate Release**

For more information, contact:
Victor Karpiak, President and Chief Executive Officer
(425) 255-4400

First Financial Northwest, Inc.

Announces Filing of Inspector of Election’s Final Report in Connection with

 Annual Meeting of Shareholders

Renton, Washington – May 30, 2012 - First Financial Northwest, Inc. (“Company”) (NASDAQ GS: FFNW),  today announced that in connection with the Company’s Annual Meeting of Shareholders held on May 24, 2012, it had filed the Inspector of Election’s Final Report, which was prepared by the independent inspector of election, Carl T. Hagberg and Associates, on a Current Report on Form 8-K with the Securities and Exchange Commission.

First Financial Northwest, Inc. is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank headquartered in Renton, Washington, serving the Puget Sound Region through its full-service banking office. We are a part of the ABA NASDAQ Community Bank Index. For additional information about us, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.